UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2009, Biolase Technology, Inc. (the "Company") filed a Current Report on Form 8-K (the "February 27, 2009 Form 8-K") with the Securities and Exchange Commission to disclose, among other things, the Company's execution of a letter agreement (the "Letter Agreement") amending its License and Distribution Agreement, dated August 8, 2006, by and between the Company, as amended by (i) that certain Addendum I, effective as of April 1, 2007, (ii) that certain Amendment, dated as of February 29, 2008, and (iii) that certain letter agreement, dated December 23, 2008 with Henry Schein, Inc. ("Henry Schein").

In connection with the Letter Agreemeent, the Company agreed to undertake to enter into a security agreement, containing terms and conditions ordinary for the purpose, granting to Henry Schein a security interest in the Company’s inventory, equipment, and other assets as security for the initial immediate purchase, such security interest to be released by Henry Schein upon products delivered in respect of such purchase (the "Security Agreement").

The purpose of this amendment to the February 27, 2009 Form 8-K is to disclose that the Company has entered into the Security Agreement. This summary is qualified in its entirety by reference to the full text of the Security Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Security Agreement undertaking is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Security Agreement, dated March 13, 2009, by and between the Company and Henry Schein, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

March 18, 2009	By:	David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Security Agreement, dated March 13, 2009, by and between Biolase Technology, Inc. and Henry Schein, Inc.